Exhibit 99.1

Xometry, Inc. Reports Third Quarter 2021 Results

Reports 35% Growth in Year-Over-Year Revenue

ROCKVILLE, MD., November 10, 2021 /Globe Newswire/ -- Xometry, Inc. (NASDAQ:XMTR), a leading AI-enabled marketplace for on-demand manufacturing, today reported financial results for the third quarter ended September 30, 2021, including the following highlights:

•
Revenue grew 35% year-over-year from $42.0 million as of September 30, 2020 to $56.7 million as of September 30, 2021. Revenue increased 77% year-over-year in Q3 2021, when excluding sales of masks by one customer from both periods.
•
Gross profit increased 42% year-over-year to $14.5 million as of September 30, 2021, as compared to $10.2 million as of September 30, 2020. Gross profit margin improved to 25.6% as of September 30, 2021 from 24.3% as of September 30, 2020.
•
Active Buyers increased 61% from 16,266 as of September 30, 2020 to 26,187 as of September 30, 2021.
•
Accounts with Last Twelve-Months Spend of at least $50,000 increased 67% from 361 as of September 30, 2020 to 603 as of September 30, 2021.
•
Percentage of Revenue from Existing Accounts was 95%, consistent with the prior quarter.
•
Net loss was $14.7 million for the quarter, an increase of $8.5 million year-over-year, and Adjusted EBITDA was negative $10.0 million for the quarter, reflecting an increase of $5.4 million year-over-year. Net loss for Q3 2021 includes $2.3 million of stock-based compensation expense and $1.2 million of expense for charitable contributions.
•
Xometry expects business momentum to continue and is providing guidance for Q4 2021 of 58%-63% revenue growth year-over-year. Q4 2021 revenue when excluding sales of masks by one customer from both periods, is expected to be 75%-80% year-over-year.
•
Cash and cash equivalents and marketable securities were $324.5 million as of September 30, 2021.

“Xometry’s third quarter 2021 performance was outstanding as we saw accelerated demand from larger customers across many verticals on our platform”, said Randy Altschuler, Xometry’s CEO. “Active Buyer growth was robust at 61% year-over-year and Accounts with Last Twelve Month Spend of at least $50,000 increased 67% year-over-year. Excluding the sales of masks by one customer which accounted for significant revenue in the prior year, third quarter revenue accelerated significantly to 77% growth year-over-year. Additionally, we delivered significant improvement in gross margin on a year-over-year and quarter-over-quarter basis driven by AI based pricing and expanding seller network.”

“We remain in the early innings of the secular digitization of the manufacturing industry, one of the largest industries in the world. We continue to grow our great team to build out the leading global on-demand manufacturing marketplace including the recent acquisitions of Big Blue Saw and FactoryFour. Big Blue Saw extends our marketplace capabilities in water jet and laser cutting while FactoryFour will provide a SaaS based solution to help manufacturers in the Xometry marketplace improve lead times and make strong, data-driven decisions through real-time production tracking. We expect these acquisitions to make an impact on our product offering beginning in 2022.”

“Marketplace trends remain robust in Q4 and we expect revenue growth of 75-80% year-over-year excluding sales of masks by one customer in both periods. Our machine learning pricing algorithms continue to drive improving gross margins and we expect that trend to continue with sequential growth in gross margins from Q3 to Q4.”

Unaudited Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change

Revenue	$56,727	$41,953	35%	$151,238	$103,425	46%
Gross profit	14,494	10,175	42%	36,205	23,806	52%
Net loss	(14,711)	(6,183)	138%	(37,476)	(20,909)	79%
EPS—basic and diluted	(0.33)	(1.99)	(83)%	(1.87)	(3.98)	(53)%
Adjusted EBITDA (Non-GAAP)(1)	(10,024)	(4,605)	118%	(27,905)	(16,910)	65%

(1)
These non-GAAP financial measures, and reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics:

	As of September 30,
	2021	2020	% Change

Active Buyers(2)	26,187	16,266	61%
Percentage of Revenue from Existing Accounts(2)	95%	96%	(1)%
Accounts with Last Twelve-Months Spend of at Least $50,000(2)	603	361	67%

(2)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of September 30, 2021 and 2020, and Percentage of Revenue from Existing Accounts is presented for the quarters ended September 30, 2021 and 2020.

Subsequent to Third Quarter 2021

On November 1, 2021, the Company acquired certain assets and liabilities from Big Blue Saw LLC, subject to an Asset Purchase Agreement for total consideration of $2.5 million. The total consideration includes cash consideration at closing of $1.25 million, $250,000 of Class A common stock at closing and contingent consideration of $1.0 million.

On November 5, 2021, the Company acquired certain assets and liabilities from Fusiform, Inc. (dba FactoryFour), subject to an Asset Purchase Agreement for total consideration of $6.3 million. The total consideration includes cash consideration at closing of $1.9 million, $1.9 million of Class A common stock at closing and contingent consideration of $2.5 million.

Financial Guidance and Outlook:

	Q4 2021
	(in millions)
	Low	High
Revenue	$60.0	$62.0
Adjusted EBITDA	$(12.0)	$(11.0)

•
In 2020, one customer, that produces masks, accounted for approximately 10% of our revenue in Q4 2020. Excluding revenue from that one customer, growth is expected to be between 75%-80% for Q4 2021, as compared to Q4 2020.
•
The acquisitions of Big Blue Saw and FactoryFour are not expected to materially impact our Q4 2021 revenue and Adjusted EBITDA guidance.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. ("Xometry", the "Company", "we" or "our") uses Adjusted EBITDA, a non-GAAP financial measure, as described below. This non-GAAP financial measure is presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measure presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses this measure to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest income (expense), income tax (expense) benefit, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, stock-based compensation, charitable contributions and impairment charges. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our platform. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Percentage of Revenue from Existing Accounts: The Company defines “accounts” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

About Xometry

Xometry, Inc. (NASDAQ: XMTR) is a leading AI-enabled marketplace for on demand manufacturing, transforming one of the largest industries in the world. Xometry uses its proprietary technology to create a marketplace that enables buyers to efficiently source on-demand manufactured parts and assemblies, and empowers sellers of manufacturing services to grow their businesses. Xometry's buyers range from self-funded startups to Fortune 100 companies. Learn more at www.xometry.com or follow @xometry.

Conference Call

The Company will discuss its third quarter and year to date financial results during a teleconference on 11/10/2021, at 5:00 PM EST/2:00 PM PT. The conference call can be accessed in the U.S. at 877-313-2061 or outside the U.S. at 470-495-9537 with the conference ID# 8195399. A live audio webcast of the call will also be available simultaneously at investors.xometry.com. Following completion of the call, a recorded replay of the teleconference will be available in the investor relations section of Xometry's website. The earnings webcast presentation will be archived within the Investor Relations section of Xometry's website.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the third quarter and full year 2021, and demand for our marketplace in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, including the impact of the COVID-19 pandemic on our business and operations and our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Quarterly Report on Form 10-Q for the period ended September 30, 2021. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

# # #

(Tables Follow)

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Ted Weismann fama PR for Xometry 617-396-7740 xometry@famapr.com

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$57,778	$59,874
Marketable securities	266,739	—
Accounts receivable, less allowance for doubtful accounts of $0.7 million as of September 30, 2021 and $0.6 million as of December 31, 2020, respectively	25,157	14,574
Inventory	1,427	2,294
Prepaid expenses	4,988	913
Total current assets	356,089	77,655
Property and equipment, net	8,615	6,113
Operating lease right-of-use assets	3,101	1,922
Other assets	204	788
Intangible assets, net	1,455	1,652
Goodwill	833	833
Total assets	$370,297	$88,963
Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,198	$5,640
Accrued expenses	17,487	13,606
Contract liabilities	3,379	2,355
Operating lease liabilities, current portion	1,108	1,013
Finance lease liabilities, current portion	5	14
Short-term debt	—	15,753
Total current liabilities	27,177	38,381
Operating lease liabilities, net of current portion	2,197	1,118
Total liabilities	29,374	39,499
Commitments and contingencies (Note 12)
Convertible preferred stock
Convertible preferred stock, $0.000001 par value, Seed-1, Seed-2, Series A-1, Series A-2, Series B, Series C, Series D and Series E. Authorized; zero shares and 27,970,966 shares, zero shares and 27,758,941 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	160,713
Stockholders’ equity (deficit)
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares and zero shares; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.000001 par value. Authorized; zero shares and 42,000,000 shares; zero shares and 7,755,782 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares and zero shares 41,714,711 shares and zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares and zero shares, 2,676,154 shares and zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	490,175	503
Accumulated other comprehensive income	186	210
Accumulated deficit	(149,438)	(111,962)
Total stockholders’ equity (deficit)	340,923	(111,249)
Total liabilities, convertible preferred stock and stockholders’ equity	$370,297	$88,963

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$56,727	$41,953	$151,238	$103,425
Cost of revenue	42,233	31,778	115,033	79,619
Gross profit	14,494	10,175	36,205	23,806
Sales and marketing	9,828	5,986	26,250	15,842
Operations and support	5,775	3,671	15,594	10,138
Product development	4,376	3,003	12,131	8,879
General and administrative	8,778	3,282	18,343	8,792
Total operating expenses	28,757	15,942	72,318	43,651
Loss from operations	(14,263)	(5,767)	(36,113)	(19,845)
Other (expenses) income
Interest expense	(79)	(309)	(799)	(939)
Interest and dividend income	417	2	457	215
Other expenses	(786)	(109)	(1,021)	(340)
Total other expenses	(448)	(416)	(1,363)	(1,064)
Net loss	(14,711)	(6,183)	(37,476)	(20,909)
Deemed dividend to preferred stockholders	—	(8,801)	—	(8,801)
Net loss attributable to common stockholders	$(14,711)	$(14,984)	$(37,476)	$(29,710)
Net loss per share, basic and diluted	$(0.33)	$(1.99)	$(1.87)	$(3.98)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	43,962,863	7,546,458	20,092,600	7,458,671

Comprehensive loss:
Foreign currency translation	$(41)	$(65)	$(24)	$(92)
Total other comprehensive loss	(41)	(65)	(24)	(92)
Net loss	(14,711)	(6,183)	(37,476)	(20,909)
Total comprehensive loss	$(14,752)	$(6,248)	$(37,500)	$(21,001)

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(37,476)	$(20,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,304	2,256
Reduction in carrying amount of right-of-use asset	912	770
Stock based compensation	4,747	679
Non-cash interest expense	111	238
Loss on debt extinguishment	272	-
Donation of common stock	1,157	-
Unrealized loss on marketable securities	239	-
Changes in other assets and liabilities:
Accounts receivable, net	(10,645)	(4,381)
Inventory	842	(618)
Prepaid expenses	(4,080)	88
Other assets	580	(544)
Accounts payable	(400)	(3,142)
Accrued expenses	3,931	8,100
Contract liabilities	1,053	1,038
Lease liabilities	(917)	(720)
Net cash used in operating activities	(37,370)	(17,145)
Cash flows from investing activities:
Purchase of marketable securities	(266,978)	-
Purchase of short-term investments	-	(17,711)
Proceeds from short-term investments	-	28,571
Purchases of property and equipment	(4,625)	(2,888)
Net cash (used in) provided by investing activities	(271,603)	7,972
Cash flows from financing activities:
Proceeds from issuance of Series A-2, Series B, Series C, Series D and Series E convertible preferred stock, net of issuance costs	-	52,409
Repurchase of Series A-2, Series B, Series C and Series D convertible preferred stock	-	(12,852)
Deemed dividend to preferred stockholders	-	(8,801)
Proceeds from initial public offering, net of underwriters' discount	325,263	-
Payments in connection with initial public offering	(3,995)	-
Proceeds from stock options exercised	1,787	405
Proceeds from term loan	-	4,000
Repayment of term loan	(16,136)	-
Proceeds from other borrowings	-	4,783
Repayment of other borrowings	-	(4,783)
Payments on finance lease obligations	(9)	(9)
Net cash provided by financing activities	306,910	35,152
Effect of foreign currency translation on cash and cash equivalents	(33)	(9)
Net (decrease) increase in cash and cash equivalents	(2,096)	25,970
Cash and cash equivalents at beginning of period	59,874	40,122
Cash and cash equivalents at end of period	$57,778	$66,092
Supplemental cash flow information:
Cash paid for interest	$907	$970
Non-cash investing activity:
Non-cash purchase of property and equipment	$(19)	$-

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted EBITDA:
Net loss	$(14,711)	$(6,183)	$(37,476)	$(20,909)
Add (deduct):

Interest expense, interest and dividend income and other expense	448	416	1,363	1,064
Depreciation and amortization(1)	816	869	2,304	2,256
Charitable contribution of common stock	1,157	—	1,157	—
Stock-based compensation(2)	2,266	293	4,747	679
Adjusted EBITDA	$(10,024)	$(4,605)	$(27,905)	$(16,910)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.

Xometry, Inc. and Subsidiaries

Unaudited Segment Results

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Segment Revenue:
U.S.	$51,739	$41,145	$140,266	$101,537
Europe	4,988	808	10,972	1,888
Total revenue	$56,727	$41,953	$151,238	$103,425

Segment Net Loss:
U.S.	$(12,550)	$(4,101)	$(30,152)	$(16,092)
Europe	(2,161)	(2,082)	(7,324)	(4,817)
Total net loss	$(14,711)	$(6,183)	$(37,476)	$(20,909)

Xometry, Inc. and Subsidiaries

Unaudited Supplemental Information

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Summary of Stock-based Compensation Expense
Sales and marketing	$335	$46	$690	$106
Operations and support	670	75	1,364	175
Product development	488	109	979	253
General and administrative	773	63	1,714	145
Total stock-based compensation expense	$2,266	$293	$4,747	$679

Summary of Depreciation and Amortization Expense
Cost of revenue	$21	$60	$70	$178
Sales and marketing	26	161	88	508
Operations and support	31	46	118	144
Product development	672	514	1,913	1,220
General and administrative	66	88	115	206
Total depreciation and amortization expense	$816	$869	$2,304	$2,256

For the three and nine months ended September 30, 2021, general and administrative expense includes $1.2 million of expense related to charitable contributions.